EXHIBIT 99.1
TCG BDC, Inc.

For Immediate Release
July 7, 2017

TCG BDC, Inc. to Announce Second Quarter 2017 Financial Results and
Host Investor Conference Call

New York – TCG BDC, Inc. (“TCG BDC”) (NASDAQ: CGBD) will host a conference call at 8:30 a.m. EDT on Wednesday August 9, 2017 to announce its second quarter 2017 financial results. A news release containing the quarterly results will be issued after market close on Tuesday August 8, 2017. The call and webcast will be available on the TCG BDC website at tcgbdc.com.

Chief Executive Officer Michael Hart, Chief Risk Officer Tom Hennigan and Chief Financial Officer Venu Rathi, along with Head of Investor Relations Daniel Harris, will review the results during the call.

The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing "TCG BDC Financial Results Call." The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call.

About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle GMS Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through March 31, 2017, TCG BDC has invested more than $2.4 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
Contacts:

Investors:	Media:
Daniel Harris	Jordan DeJarnette
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5025 jordan.dejarnette@carlyle.com